UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PUSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 10, 2010
DIAMONDHEAD CASINO CORPORATION
DELAWARE
COMMISSION FILE NUMBER: 0-17529
IRS EMPLOYER IDENTIFICATION NO. 59-2935476
1301 Seminole Boulevard, Suite 142
Largo, Florida 33770
(727) 674-0055
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act.
☐   Soliciting material pursuant to Rule 14a- 12 under the Securities Act.
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐   Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 14, 2010, the Company accepted the resignation of H. Steven Norton from the Board of Directors. Mr. Norton has been a Director of the Company since 2002. It was felt that Mr. Norton, who has been active in the gaming industry for many years, had a personal and business conflict of interest. Mr. Norton has been a valuable asset to the Company and his presence will be missed.
Mr. Norton did not serve on any Committees of the Board of Directors. His written correspondence to the Company is attached as Exhibits 99.1 and 99.2 to this Form 8-K.
Item 8.01 Other Events
On December 10, 2010, the Company entered into a Letter of Intent (“LOI”) with Phoenix Gaming and Entertainment, LLC.
The Company owns, through its wholly-owned subsidiary, Mississippi Gaming Corporation, approximately 404 acres of land in Diamondhead, Mississippi. The property is lien-free and debt-free and is zoned for a casino. The property fronts Interstate 10 for approximately two miles and the Bay of St. Louis for approximately two miles.
Under the LOI, Phoenix proposes to purchase 25 acres of land for $1 million per acre to be used, in part, for the construction of a casino. DHCC has agreed to give Phoenix an additional 15 acres of land to be used for the construction of roadways and right-of-way requirements, greenery, buffering, on-site mitigation and/or the footprint for a possible parking garage. Under the LOI, DHCC retains the right to construct its own casino on the remaining land, but Phoenix gets the right of first refusal with respect to any additional, future gaming development by other parties on the property. The LOI is a non-binding agreement and unless and until DHCC and Phoenix sign a Definitive Agreement, the relationship between the parties will be non-exclusive and DHCC shall be free to continue discussions with other interested parties. Unless extended by the parties, the LOI will automatically terminate if no Definitive Agreement is in place by January 31, 2011.
Zoning Extension
The Diamondhead property, which is located entirely within Hancock County, is zoned as a Special Use District-Waterfront Gaming District, which permits the development of a casino resort. On November 18, 2010, the Hancock County Planning Commission voted to approve the Special Use zoning through December 31, 2011. On December 6, 2010, the Hancock County Board of Supervisors ratified the decision of the Planning Commission.

Item 9.01 Financial Statements and Exhibits.
d) Exhibits

Exhibit 99.1:	Contents of Email Dated December 14, 2010, from H. Steven Norton Addressed to the Board of Directors of Diamondhead Casino Corporation

Exhibit 99.2:	Contents of Email Dated December 15, 2010, from H. Steven Norton Addressed to R. L. Zimmerman, CFO of Diamondhead Casino Corporation, in Response to Review of Form 8-K Item 5.02.

SIGNATURE
Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDHEAD CASINO CORPORATION
By:	/s/ Deborah A. Vitale
Deborah A. Vitale
President and Chairman of the Board

Dated: December 16, 2010